Exhibit 10.17

Waste Connections, Inc.

Nonqualified Deferred Compensation Plan

Master Plan Document

WASTE CONNECTIONS, INC.

NONQUALIFIED DEFERRED COMPENSATION PLAN

Purpose

The purpose of this Plan is to provide specified benefits to a select group of management or highly compensated Employees and Directors who contribute materially to the continued growth, development and future business success of Waste Connections, Inc., a Delaware corporation, and its subsidiaries, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

This Plan, originally effective July 1, 2004, was (i) amended and restated as of January 1, 2008 to reflect certain changes necessitated by Code Section 409A and related Treasury guidance; (ii) amended and restated effective as of January 1, 2010 to provide for a supplemental death benefit and the deferral of certain equity incentive awards granted pursuant to equity incentive plans maintained by the Company; (iii) amended and restated effective as of September 22, 2011 to provide for installment payment method elections for certain of the benefits payable hereunder; (iv) amended effective as of January 1, 2014 to remove retirement provisions and to provide for other administrative changes and (v) amended and restated effective as of December 1, 2014 to incorporate amendments into the Plan and to provide discretion to the Committee to determine whether to permit the deferral of Restricted Stock Unit Awards pursuant to the Plan. The Plan is intended to comply with all applicable law, including Code Section 409A and related Treasury guidance and Regulations, and shall be operated and interpreted in accordance with this intention. Consistent with the foregoing, and in order to transition the Plan to the requirements of Code Section 409A and related Treasury guidance and Regulations, the Committee may make available to Participants certain transition relief described more fully in Appendix A of this Plan.

ARTICLE 1
Definitions

For the purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1	“Account Balance” shall mean, with respect to a Participant, an entry on the records of the Employer equal to the sum of (i) the Deferral Account balance, (ii) the Company Contribution Account balance, and (iii) the Company Restoration Matching Account balance. The Account Balance shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.2	“Annual Deferral Amount” shall mean that portion of a Participant’s (i) Base Salary; (ii) Bonus; (iii) Commissions; (iv) Director Fees; (v) LTIP Amounts and (vi) provided, that the Committee determines to permit the deferral thereof, Company Common Stock issuable pursuant to Restricted Stock Unit Awards that a Participant defers in accordance with Article 3 for any one Plan Year, without regard to whether such amounts are withheld and credited during such Plan Year. In the event of a Participant’s Disability, death or Separation from Service prior to the end of a Plan Year, such year’s Annual Deferral Amount shall be the actual amount withheld prior to such event.

Waste Connections, Inc.

Nonqualified Deferred Compensation Plan

Master Plan Document

1.3	“Annual Installment Method” shall be an annual installment payment over the number of years selected by the Participant in accordance with this Plan, calculated as follows: (i) for the first annual installment, the Participant’s vested Account Balance shall be calculated as of the close of business on or around the last day of the six-month period immediately following the date on which the Participant experiences a Separation from Service (as determined by the Committee in its sole discretion), and (ii) for remaining annual installments, the Participant’s vested Account Balance shall be calculated on every anniversary of such calculation date, as applicable. Each annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one and the denominator of which is the remaining number of annual payments due the Participant. By way of example, if the Participant elects a ten (10) year Annual Installment Method, the first payment shall be 1/10 of the vested Account Balance, calculated as described in this definition. The following year, the payment shall be 1/9 of the vested Account Balance, calculated as described in this definition.

1.4	“Base Salary” shall mean the annual cash compensation relating to services performed during any calendar year, excluding distributions from nonqualified deferred compensation plans, bonuses, commissions, overtime, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards, director fees and other fees, and automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee’s gross income). Base Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or nonqualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant’s gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that had there been no such plan, the amount would have been payable in cash to the Employee.

1.5	“Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 10, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.6	“Beneficiary Designation Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.7	“Benefit Distribution Date” shall mean the date that triggers distribution of a Participant’s vested Account Balance. A Participant’s Benefit Distribution Date shall be determined upon the occurrence of any one of the following:

(a)	If the Participant experiences a Separation from Service, his or her Benefit Distribution Date shall be the last day of the six-month period immediately following the date on which the Participant experiences a Separation from Service; provided, however, in the event the Participant changes his or her Termination Benefit election in accordance with Section 7.2 (b), his or her Benefit Distribution Date shall be postponed in accordance with Section 7.2 (b); or

(b)	The date on which the Committee is provided with proof that is satisfactory to the Committee of the Participant’s death, if the Participant dies prior to the complete distribution of his or her vested Account Balance; or

Waste Connections, Inc.

Nonqualified Deferred Compensation Plan

Master Plan Document

(c)	The date on which the Participant becomes Disabled; or

(d)	The date on which the Company experiences a Change in Control, as determined by the Committee in its sole discretion, if (i) the Participant has elected to receive a Change in Control Benefit, as set forth in Section 5.2 below, and (ii) if a Change in Control occurs prior to the Participant’s Separation from Service, death or Disability.

1.8	“Board” shall mean the board of directors of the Company.

1.9	“Bonus” shall mean any compensation, in addition to Base Salary, Commissions and LTIP Amounts, earned by a Participant for services rendered during a Plan Year, under any Employer’s annual bonus and cash incentive plans.

1.10	“Change in Control” shall mean the occurrence of a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of a corporation, as determined in accordance with this Section.

In order for an event described below to constitute a Change in Control with respect to a Participant, except as otherwise provided in part (b)(ii) of this Section, the applicable event must relate to the corporation for which the Participant is providing services, the corporation that is liable for payment of the Participant’s Account Balance (or all corporations liable for payment if more than one), as identified by the Committee in accordance with Treas. Reg. Section 1.409A-3(i)(5)(ii)(A)(2), or such other corporation identified by the Committee in accordance with Treas. Reg. Section 1.409A-3(i)(5)(ii)(A)(3).

In determining whether an event shall be considered a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of a corporation, the following provisions shall apply:

(a)	A “change in the ownership” of the applicable corporation shall occur on the date on which any one person, or more than one person acting as a group, acquires ownership of stock of such corporation that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of such corporation, as determined in accordance with Treas. Reg. Section 1.409A-3(i)(5)(v). If a person or group is considered either to own more than 50% of the total fair market value or total voting power of the stock of such corporation, or to have effective control of such corporation within the meaning of part (b) of this Section, and such person or group acquires additional stock of such corporation, the acquisition of additional stock by such person or group shall not be considered to cause a “change in the ownership” of such corporation.

(b)	A “change in the effective control” of the applicable corporation shall occur on either of the following dates:

(i)	The date on which any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of such corporation possessing 50% or more of the total voting power of the stock of such corporation, as determined in accordance with Treas. Reg. Section 1.409A-3(i)(5)(vi). If a person or group is considered to possess 50% or more of the total voting power of the stock of a corporation, and such person or group acquires additional stock of such corporation, the acquisition of additional stock by such person or group shall not be considered to cause a “change in the effective control” of such corporation; or

Waste Connections, Inc.

Nonqualified Deferred Compensation Plan

Master Plan Document

(ii)	The date on which a majority of the members of the applicable corporation’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of such corporation’s board of directors before the date of the appointment or election, as determined in accordance with Treas. Reg. Section 1.409A-3(i)(5)(vi). In determining whether the event described in the preceding sentence has occurred, the applicable corporation to which the event must relate shall only include a corporation identified in accordance with Treas. Reg. Section 1.409A-3(i)(5)(ii) for which no other corporation is a majority shareholder.

A “change in the ownership of a substantial portion of the assets” of the applicable corporation shall occur on the date on which any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the corporation immediately before such acquisition or acquisitions, as determined in accordance with Treas. Reg. Section 1.409A-3(i)(5)(vii). A transfer of assets shall not be treated as a “change in the ownership of a substantial portion of the assets” when such transfer is made to an entity that is controlled by the shareholders of the transferor corporation, as determined in accordance with Treas. Reg. Section 1.409A-3(i)(5)(vii)(B).

1.11	“Change in Control Benefit” shall have the meaning set forth in Article 5.

1.12	“Claimant” shall have the meaning set forth in Section 14.1.

1.13	“Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

1.14	“Commissions” shall mean the cash commissions earned by a Participant from any Employer for services rendered during a Plan Year, excluding Bonus, LTIP Amounts or other additional incentives or awards earned by the Participant.

1.15	“Committee” shall mean the committee described in Article 12.

1.16	“Company” shall mean Waste Connections, Inc., a Delaware corporation, and any successor to all or substantially all of the Company’s assets or business.

1.17	“Company Contribution Account” shall mean (i) the sum of the Participant’s Company Contribution Amounts, plus (ii) amounts credited or debited to the Participant’s Company Contribution Account in accordance with this Plan, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Company Contribution Account.

1.18	“Company Contribution Amount” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.5.

1.19	“Company Restoration Matching Account” shall mean (i) the sum of all of a Participant’s Company Restoration Matching Amounts, plus (ii) amounts credited or debited to the Participant’s Company Restoration Matching Account in accordance with this Plan, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Company Restoration Matching Account.

Waste Connections, Inc.

Nonqualified Deferred Compensation Plan

Master Plan Document

1.20	“Company Restoration Matching Amount” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.6.

1.21	“Death Benefit” shall mean the benefit set forth in Section 9.1.

1.22	“Deduction Limitation” shall mean the limitation on a benefit that may otherwise be distributable pursuant to the provisions of this Plan, as set forth in Section 16.17.

1.23	“Deferral Account” shall mean (i) the sum of all of a Participant’s Annual Deferral Amounts, plus (ii) amounts credited or debited to the Participant’s Deferral Account in accordance with this Plan, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.

1.24	“Director” shall mean any member of the board of directors of any Employer.

1.25	“Director Fees” shall mean the annual fees earned by a Director from any Employer, including retainer fees and meetings fees, as compensation for serving on the board of directors.

1.26	“Disability” or “Disabled” shall mean that a Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident or health plan covering employees of the Participant’s Employer.

1.27	“Disability Benefit” shall mean the benefit set forth in Article 8.

1.28	“Election Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan, whether in a paper or electronic format.

1.29	“Employee” shall mean a person who is an employee of any Employer.

1.30	“Employer(s)” shall mean the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in the Plan and have adopted the Plan as a sponsor.

1.31	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.32	“First Plan Year” shall mean the period beginning July 1, 2004 and ending December 31, 2004.

1.33	“LTIP Amounts” shall mean any portion of the compensation attributable to a Plan Year that is earned by a Participant as an Employee under any Employer’s long-term cash incentive plan or any other long-term cash incentive arrangement designated by the Committee.

1.34	“Participant” shall mean any Employee or Director (i) who is selected to participate in the Plan, (ii) who submits an executed Plan Agreement, Election Form and Beneficiary Designation Form, which are accepted by the Committee, and (iii) whose Plan Agreement has not terminated.

Waste Connections, Inc.

Nonqualified Deferred Compensation Plan

Master Plan Document

1.35	“Plan” shall mean the Waste Connections, Inc. Nonqualified Deferred Compensation Plan, which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended or amended and restated from time to time.

1.36	“Plan Agreement” shall mean a written agreement, as may be amended from time to time, which is entered into by and between an Employer and a Participant. Each Plan Agreement executed by a Participant and the Participant’s Employer shall provide for the entire benefit to which such Participant is entitled under the Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Employer shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement. The terms of any Plan Agreement may be different for any Participant, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Employer and the Participant.

1.37	“Plan Year” shall, except for the First Plan Year, mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

1.38	“Restricted Stock Unit Award” shall mean an incentive award relating to the Company’s Common Stock made to a Participant in the form of an award of restricted stock units pursuant to the Third Amended and Restated 2004 Equity Incentive Plan, as may be amended from time to time, or other applicable stock-based incentive plan, including without limitation, any stock-based long-term incentive plan or arrangement maintained by the Company.

1.39	“Scheduled Distribution” shall mean the distribution set forth in Section 4.1.

1.40	“Separation from Service” shall mean a termination of services provided by a Participant to his or her Employer, whether voluntarily or involuntarily, other than by reason of death or Disability, as determined by the Committee in accordance with Treas. Reg. Section 1.409A-1(h). In determining whether a Participant has experienced a Separation from Service, the following provisions shall apply:

(a)	For a Participant who provides services to an Employer as an Employee, except as otherwise provided in part (c) of this Section, a Separation from Service shall occur when such Participant has experienced a termination of employment with such Employer. A Participant shall be considered to have experienced a termination of employment when the facts and circumstances indicate that the Participant and his or her Employer reasonably anticipate that either (i) no further services will be performed for the Employer after a certain date, or (ii) that the level of bona fide services the Participant will perform for the Employer after such date (whether as an Employee or as an independent contractor) will permanently decrease to no more than 20% of the average level of bona fide services performed by such Participant (whether as an Employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services to the Employer if the Participant has been providing services to the Employer less than 36 months).

Waste Connections, Inc.

Nonqualified Deferred Compensation Plan

Master Plan Document

If a Participant is on military leave, sick leave, or other bona fide leave of absence, the employment relationship between the Participant and the Employer shall be treated as continuing intact, provided that the period of such leave does not exceed 6 months, or if longer, so long as the Participant retains a right to reemployment with the Employer under an applicable statute or by contract. If the period of a military leave, sick leave, or other bona fide leave of absence exceeds 6 months and the Participant does not retain a right to reemployment under an applicable statute or by contract, the employment relationship shall be considered to be terminated for purposes of this Plan as of the first day immediately following the end of such 6-month period. In applying the provisions of this paragraph, a leave of absence shall be considered a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Employer.

(b)	For a Participant who provides services to an Employer as an independent contractor, except as otherwise provided in part (c) of this Section, a Separation from Service shall occur upon the expiration of the contract (or in the case of more than one contract, all contracts) under which services are performed for such Employer, provided that the expiration of such contract(s) is determined by the Committee to constitute a good-faith and complete termination of the contractual relationship between the Participant and such Employer.

(c)	For a Participant who provides services to an Employer as both an Employee and an independent contractor, a Separation from Service generally shall not occur until the Participant has ceased providing services for such Employer both as an Employee and as an independent contractor, as determined in accordance with the provisions set forth in parts (a) and (b) of this Section, respectively. Similarly, if a Participant either (i) ceases providing services for an Employer as an independent contractor and begins providing services for such Employer as an Employee, or (ii) ceases providing services for an Employer as an Employee and begins providing services for such Employer as an independent contractor, the Participant will not be considered to have experienced a Separation from Service until the Participant has ceased providing services for such Employer in both capacities, as determined in accordance with the applicable provisions set forth in parts (a) and (b) of this Section. Notwithstanding the foregoing, if a Participant provides services to an Employer as both an Employee and a member of the Board, the services provided as a director are not taken into account in determining whether a Participant has a Separation from Service as an Employee for purposes of this Plan, and the services provided as an Employee are not taken into account in determining whether a Participant has a Separation from Service as a Director for purposes of this Plan (i.e., a Participant who experiences a Separation from Service as an Employee, determined in accordance with the provisions set forth in part (a) of this Section, shall be deemed to have experienced a Separation from Service with respect to the portion of his or her Account Balance attributable to his or her services as an Employee, notwithstanding the Participant’s continued service to the Board).

1.41	“Stock Equivalent Account” refers to the subaccount of a Participant’s Deferral Account that is deemed invested in the Company’s Common Stock.

1.42	“Supplemental Survivor Benefit” shall mean the benefit set forth in Section 9.3.

1.43	“Terminate the Plan”, “Termination of the Plan” shall mean a determination by an Employer’s board of directors that (i) all of its Participants shall no longer be eligible to participate in the Plan, (ii) no new deferral elections for such Participants shall be permitted, and (iii) such Participants shall no longer be eligible to receive company contributions under this Plan.

Waste Connections, Inc.

Nonqualified Deferred Compensation Plan

Master Plan Document

1.44	“Termination Benefit” shall mean the benefit set forth in Article 7.

1.45	“Trust” shall mean one or more trusts established by the Company in accordance with Article 15.

1.46	“Unforeseeable Emergency” shall mean a severe financial hardship of the Participant or his or her Beneficiary resulting from (i) an illness or accident of the Participant or Beneficiary, the Participant’s or Beneficiary’s spouse, or the Participant’s or Beneficiary’s dependent (as defined in Code Section 152(a)), (ii) a loss of the Participant’s or Beneficiary’s property due to casualty, or (iii) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant or the Participant’s Beneficiary, all as determined in the sole discretion of the Committee.

1.47	“Years of Service” shall mean for an Employee, the total number of full years in which a Participant has been employed by one or more Employers. For purposes of this definition, a year of employment shall be a 365 day period (or 366 day period in the case of a leap year) that, for the first year, commences on the Employee’s date of hiring and that, for any subsequent year, commences on an anniversary of that date. The Committee shall make a determination as to whether any partial year of employment shall be counted as a Year of Service.

ARTICLE 2
Selection, Enrollment, Eligibility

2.1	Selection by Committee. Participation in the Plan shall be limited to a select group of management and highly compensated Employees and Directors of the Employer, as determined by the Committee in its sole discretion. From that group, the Committee shall select, in its sole discretion, Employees and Directors to participate in the Plan.

2.2	Enrollment and Eligibility Requirements; Commencement of Participation.

(a)	As a condition to participation, each Employee or Director who is eligible to participate in the Plan effective as of the first day of a Plan Year and elects to participate in the Plan, shall complete, execute and return to the Committee a Plan Agreement, an Election Form and a Beneficiary Designation Form, prior to the first day of such Plan Year, or such other earlier deadline as may be established by the Committee in its sole discretion. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

(b)	As a condition to participation, each Employee or Director who becomes eligible to participate in the Plan effective after the first day of a Plan Year and elects to participate in the Plan, or each Employee or Director who is selected to participate for the First Plan Year of the Plan itself and elects to participate in the Plan, shall complete, execute and return to the Committee a Plan Agreement, an Election Form and a Beneficiary Designation Form, all within thirty (30) days after such Employee’s or Director’s eligibility to participate in the Plan becomes effective. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

Waste Connections, Inc.

Nonqualified Deferred Compensation Plan

Master Plan Document

(c)	Each Employee or Director who is eligible to participate in the Plan shall commence participation in the Plan on the date that the Committee determines, in its sole discretion, that the Employee or Director has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period. Notwithstanding the foregoing, the Committee shall process such Participant’s deferral election as soon as administratively practicable after such deferral election is submitted to and accepted by the Committee.

(d)	If an Employee or a Director fails to meet all requirements contained in this Section within the period required, that Employee or Director shall not be eligible to participate in the Plan during such Plan Year.

ARTICLE 3
Deferral Commitments/Company Contribution Amounts/Company Restoration Matching Amounts/ Vesting/Crediting/Taxes

3.1	Minimum Deferrals.

(a)	Annual Deferral Amount. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, (i) Base Salary; (ii) Bonus; (iii) Commissions; (iv) LTIP Amounts; (v) provided that the Committee determines to permit the deferral thereof, Restricted Stock Unit Awards and/or (vi) Director Fees in the following minimum percentages or amounts for each deferral elected:

Deferral	Minimum Amount
Base Salary, Bonus, Commissions and/or LTIP Amounts	2%
Restricted Stock Unit Awards, if applicable	The greater of 50% or 500 Shares
Director Fees	2%

If an election is made for less than the stated minimum amounts, or if no election is made, the amount deferred shall be zero.

3.2	Maximum Deferral.

(a)	Annual Deferral Amount. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, (i) Base Salary; (ii) Bonus; (iii) Commissions; (iv) LTIP Amounts; (v) provided that the Committee determines to permit the deferral thereof, Restricted Stock Unit Awards and/or (vi) Director Fees up to the following maximum percentages for each deferral elected:

Deferral	Maximum Percentage
Base Salary	80%
Bonus	100%
Commissions	100%
LTIP Amounts	100%
Restricted Stock Unit Awards, if applicable	100%
Director Fees	100%

Waste Connections, Inc.

Nonqualified Deferred Compensation Plan

Master Plan Document

(b)	Short Plan Year. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, the maximum Annual Deferral Amount shall be limited to the amount of compensation not yet earned by the Participant as of the date the Participant submits a Plan Agreement and Election Form to the Committee for acceptance, except to the extent permissible under Code Section 409A and related Treasury guidance or Regulations. For compensation that is earned based upon a specified performance period, the Participant’s deferral election will apply to the portion of such compensation that is equal to (i) the total amount of compensation for the performance period, multiplied by (ii) a fraction, the numerator of which is the number of days remaining in the service period after the Participant’s deferral election is made, and the denominator of which is the total number of days in the performance period.

3.3	Election to Defer; Effect of Election Form.

(a)	First Plan Year. In connection with a Participant’s commencement of participation in the Plan, the Participant shall make an irrevocable deferral election for the Plan Year in which the Participant commences participation in the Plan, along with such other elections as the Committee deems necessary or desirable under the Plan. For these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to the Committee (in accordance with Section 2.2 above) and accepted by the Committee.

(b)	General Timing Rule for Deferral Elections in Subsequent Plan Years. For each succeeding Plan Year, a Participant may elect to defer (i) Base Salary; (ii) Bonus; (iii) Commissions; (iv) Director Fees; (v) LTIP Amounts and (vi) provided that the Committee determines to permit the deferral thereof, Company Common Stock issuable pursuant to Restricted Stock Unit Awards, and make such other elections as the Committee deems necessary or desirable under the Plan, by timely delivering a new Election Form to the Committee, in accordance with its rules and procedures, before the December 31st preceding the Plan Year in which such compensation is earned, or before such other deadline established by the Committee in accordance with the requirements of Code Section 409A and related Treasury guidance or Regulations.

Any deferral election(s) made in accordance with this Section 3.3(b) shall be irrevocable; provided, however, that if the Committee requires Participants to make a deferral election for “performance-based compensation” by the deadline(s) described above, it may, in its sole discretion, and in accordance with Code Section 409A and related Treasury guidance or Regulations, permit a Participant to subsequently change his or her deferral election for such compensation by submitting an Election Form to the Committee no later than the deadline established by the Committee pursuant to Section 3.3(c) below.

Waste Connections, Inc.

Nonqualified Deferred Compensation Plan

Master Plan Document

(c)	Performance-Based Compensation. Notwithstanding the foregoing, the Committee may, in its sole discretion, determine that an irrevocable deferral election pertaining to “performance-based compensation” based on services performed over a period of at least twelve (12) months, may be made by timely delivering an Election Form to the Committee, in accordance with its rules and procedures, no later than six (6) months before the end of the performance service period. “Performance-based compensation” shall be compensation, the payment or amount of which is contingent on pre-established organizational or individual performance criteria, which satisfies the requirements of Code Section 409A and related Treasury guidance or Regulations. In order to be eligible to make a deferral election for performance-based compensation, a Participant must perform services continuously from a date no later than the date upon which the performance criteria for such compensation are established through the date upon which the Participant makes a deferral election for such compensation. In no event shall an election to defer performance-based compensation be permitted after such compensation has become both substantially certain to be paid and readily ascertainable.

(d)	Compensation Subject to Risk of Forfeiture. With respect to compensation (i) to which a Participant has a legally binding right to payment in a subsequent year, and (ii) that is subject to a forfeiture condition requiring the Participant’s continued services for a period of at least twelve (12) months from the date the Participant obtains the legally binding right, the Committee may, in its sole discretion, determine that an irrevocable deferral election for such compensation may be made by timely delivering an Election Form to the Committee in accordance with its rules and procedures, no later than the 30th day after the Participant obtains the legally binding right to the compensation, provided that the election is made at least twelve (12) months in advance of the earliest date at which the forfeiture condition could lapse.

3.4	Withholding and Crediting of Annual Deferral Amounts. For each Plan Year, the Base Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Base Salary payroll in equal amounts, as adjusted from time to time for increases and decreases in Base Salary. The Bonus, Commissions, LTIP Amounts, Restricted Stock Unit Award, if applicable, and/or Director Fees portion of the Annual Deferral Amount shall be withheld at the time the Bonus, Commissions, LTIP Amounts, Director Fees or Company Common Stock issuable pursuant to Restricted Stock Unit Awards, if applicable, are or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself. Annual Deferral Amounts shall be credited to a Participant’s Deferral Account at the time such amounts would otherwise have been paid to the Participant.

3.5	Company Contribution Amount.

(a)	For each Plan Year, an Employer may be required to credit amounts to a Participant’s Company Contribution Account in accordance with employment or other agreements entered into between the Participant and the Employer. Such amounts shall be credited on the date or dates prescribed by such agreements.

(b)	For each Plan Year, an Employer, in its sole discretion, may, but is not required to, credit any amount it desires to any Participant’s Company Contribution Account under this Plan, which amount shall be for that Participant the Company Contribution Amount for that Plan Year. The amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more other Participants receive a Company Contribution Amount for that Plan Year. The Company Contribution Amount described in this Section 3.5(b), if any, shall be credited on a date or dates to be determined by the Committee, in its sole discretion.

Waste Connections, Inc.

Nonqualified Deferred Compensation Plan

Master Plan Document

3.6	Company Restoration Matching Amount. A Participant’s Company Restoration Matching Amount for any Plan Year shall be an amount determined by the Committee, in its sole discretion, to make up for certain limits applicable to the 401(k) Plan or other qualified plan for such Plan Year, as identified by the Committee, or for such other purposes as determined by the Committee in its sole discretion. The amount so credited to a Participant under this Plan for any Plan Year (i) may be smaller or larger than the amount credited to any other Participant, and (ii) may differ from the amount credited to such Participant in the preceding Plan Year. The Participant’s Company Restoration Matching Account, if any, shall be credited on a date or dates to be determined by the Committee, in its sole discretion.

3.7	Crediting of Amounts after Benefit Distribution. Notwithstanding any provision in this Plan to the contrary, should the complete distribution of a Participant’s vested Account Balance occur prior to the date on which any portion of (i) the Annual Deferral Amount that a Participant has elected to defer in accordance with Section 3.3, (ii) the Company Contribution Amount, or (iii) the Company Restoration Matching Amount, would otherwise be credited to the Participant’s Account Balance, such amounts shall not be credited to the Participant’s Account Balance, but shall be paid to the Participant in a manner determined by the Committee, in its sole discretion.

3.8	Vesting. A Participant shall at all times be 100% vested in his or her Deferral Account, Company Contribution Account and Company Restoration Matching Account.

3.9	Crediting/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant’s Account Balance in accordance with the following rules:

(a)	Measurement Funds. Subject to the restrictions found in this Section 3.9, a Participant may elect one or more of the measurement funds selected by the Committee, in its sole discretion, which are based on certain mutual funds (the “Measurement Funds”), for the purpose of crediting or debiting additional amounts to his or her Account Balance. As necessary, the Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund. Each such action will take effect as of the first day of the first calendar quarter that begins at least thirty (30) days after the day on which the Committee gives Participants advance written notice of such change, or if necessary to comply with applicable tax law, including but not limited to guidance issued after the effective date of this Plan, such other date designated by the Committee, in its sole discretion. The portion of the Annual Deferral Amount deferred with respect to Restricted Stock Unit Awards; provided, that the Committee determines to permit the deferral thereof, shall only be deemed invested in the Company’s Common Stock and recorded in the Stock Equivalent Account.

Waste Connections, Inc.

Nonqualified Deferred Compensation Plan

Master Plan Document

(b)	Election of Measurement Funds. A Participant, in connection with his or her initial deferral election in accordance with Section 3.3(a) above, shall elect, on the Election Form, one or more Measurement Fund(s) (as described in Section 3.9(a) above) to be used to determine the amounts to be credited or debited to his or her Account Balance. If a Participant does not elect any of the Measurement Funds as described in the previous sentence, the Participant’s Account Balance shall automatically be allocated into the lowest-risk Measurement Fund, as determined by the Committee, in its sole discretion. The Participant may (but is not required to) elect, by submitting an Election Form to the Committee that is accepted by the Committee, to add or delete one or more Measurement Fund(s) to be used to determine the amounts to be credited or debited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply as of the first business day deemed reasonably practicable by the Committee, in its sole discretion, and shall continue thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the previous sentence. Notwithstanding any of the foregoing, amounts credited or debited to a Participant’s Account Balance with respect to Restricted Stock Unit Awards, if applicable, shall only be deemed invested in the Company’s Common Stock and recorded in the Stock Equivalent Account.

(c)	Proportionate Allocation. In making any election described in Section 3.9(b) above, the Participant shall specify on the Election Form, in increments of one percent (1%), the percentage of his or her Account Balance or Measurement Fund, as applicable, to be allocated/reallocated. Notwithstanding the foregoing, one hundred percent (100%) of the amounts credited or debited to a Participant’s Account Balance with respect to Restricted Stock Unit Awards, if applicable, shall be recorded in the Participant’s Stock Equivalent Account.

(d)	Crediting or Debiting Method. The performance of each Measurement Fund and the Participant’s Stock Equivalent Account (either positive or negative) will be determined by the Committee, in its sole discretion, on a daily basis based on the manner in which such Participant’s Account Balance has been hypothetically allocated among the Participant’s Stock Equivalent Account and the Measurement Funds elected by the Participant.

(e)	No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation of his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund. In the event that the Company or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the investments on which the Measurement Funds are based or in the Company’s Common Stock, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Account Balance, including the Stock Equivalent Account, shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company.

Waste Connections, Inc.

Nonqualified Deferred Compensation Plan

Master Plan Document

(f)	Stock Equivalent Account. Any amounts credited to a Participant’s Stock Equivalent Account are to be used for measurement purposes only. The amounts allocated to a Participant’s Stock Equivalent Account, any Account Balance therein, or any additional amounts credited or debited to a Participant’s Stock Equivalent Account shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any shares of the Company’s Common Stock. Fractional common stock equivalents shall be computed to two decimal places. The number of common stock equivalent shares to be credited to the Stock Equivalent Account shall be the number of shares of Common Stock which would otherwise have been payable under the Restricted Stock Unit Award to the Participant on or after the vesting date but as to which the Participant has elected to defer delivery pursuant to the terms of the Plan, less any amounts withheld pursuant to Section 3.10. With respect to any dividends or dividend equivalents made with respect to common stock equivalent shares deferred pursuant to Restricted Stock Unit Awards, an amount equal to such number of common stock equivalent shares in the account as of the dividend record date multiplied by the dividend paid per share on the Company’s common stock on each dividend record date shall be credited to the Participant’s Deferral Account and allocated into Measurement Funds pursuant to the terms and conditions that relate to Measurement Funds in Sections 3.9(a) through 3.9(e). Except as the Committee may otherwise permit upon request of the Participant, the number of shares of the Company’s Common Stock to be paid to a Participant upon a distribution with respect to the Stock Equivalent Account shall be equal to the number of common stock equivalent shares deferred pursuant to Restricted Stock Unit Awards (as appropriately adjusted in the Committee’s sole discretion, in the event of any change in the number or kind of outstanding shares of the Company’s Common Stock, including a stock split or splits) divided by the total number of payments remaining to be made from the Stock Equivalent Account. Shares of Common Stock paid in respect of a Restricted Stock Unit Award shall be issued and delivered pursuant to the Waste Connections, Inc. Third Amended and Restated 2004 Equity Incentive Plan (or such successor incentive stock plan of the Company as is in effect at the time of the award) as an award thereunder and such distributions or payments shall be subject to the terms and conditions of such plan (or plans) and any award agreements evidencing the applicable Restricted Stock Unit Awards. All payments of the Company’s Common Stock from the Stock Equivalent Account shall be made in whole shares of the Company’s common stock with fractional shares credited to federal income taxes withheld.

Notwithstanding anything to the contrary in the foregoing, any portion of the Stock Equivalent Account other than the common stock equivalent shares deferred pursuant to Restricted Stock Unit Awards shall be credited to the Participant’s Deferral Account on each crediting date, as applicable, and allocated into the Stock Equivalent Account (the “Stock Equivalent Account Balance”); provided, however, that the Stock Equivalent Account Balance shall be credited to the Stock Equivalent Account in cash, without interest or other earnings. The Stock Equivalent Account Balance shall be paid in cash in an amount equal to the Stock Equivalent Account Balance, divided by the total number of payments remaining to be made from the Stock Equivalent Account.

Waste Connections, Inc.

Nonqualified Deferred Compensation Plan

Master Plan Document

Notwithstanding the preceding, except if and to the extent that the Company’s Third Amended and Restated 2004 Equity Incentive Plan (or any successor incentive stock plan) or any award agreement thereunder provides otherwise, and subject to any procedures that are established by the Committee and further subject to applicable law, including Code Section 409A and related Treasury guidance and Regulations, a Participant may elect with respect to any distribution to which he or she becomes entitled hereunder the deemed investment(s) (i.e., the Measurement Fund(s) or the Stock Equivalent Account) that the Participant wishes to decrease to reflect the debiting of the Participant’s Account Balance by the amount of such distribution.

3.10	FICA and Other Taxes.

(a)	Annual Deferral Amounts. For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, the Participant’s Employer(s) shall withhold from that portion of the Participant’s (i) Base Salary; (ii) Bonus; (iii) Commissions; (iv) provided, that the Committee determines to permit the deferral thereof, Restricted Stock Unit Award and/or (v) LTIP Amounts that is not being deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such Annual Deferral Amount. If necessary, the Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.10. The Committee may in its sole discretion and in satisfaction of the foregoing withholding requirements elect to have the Company withhold shares of the Company’s Common Stock otherwise payable to the Participant. The number of shares of the Company’s Common Stock which may be so withheld shall be limited to the number of shares which have a fair market value on the date of withholding equal to the aggregate amount of such withholding tax liabilities based on the minimum statutory withholding rates for FICA and other applicable employment taxes purposes.

(b)	Company Restoration Matching Account and Company Contribution Account. When a Participant becomes vested in a portion of his or her Company Restoration Matching Account and/or Company Contribution Account, the Participant’s Employer(s) shall withhold from that portion of the Participant’s Base Salary, Bonus, Commissions and/or LTIP Amounts that is not deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such Company Restoration Matching Amount and/or Company Contribution Amount. If necessary, the Committee may reduce the vested portion of the Participant’s Company Restoration Matching Account or Company Contribution Account, as applicable, in order to comply with this Section 3.10.

(c)	Distributions. The Participant’s Employer(s), or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust. The Committee may in its sole discretion and in satisfaction of the foregoing withholding requirements elect to have the Company withhold shares of the Company’s Common Stock otherwise payable to the Participant. The number of shares of the Company’s Common Stock which may be so withheld shall be limited to the number of shares which have a fair market value on the date of withholding equal to the aggregate amount of such withholding tax liabilities based on the minimum statutory withholding rates for Federal, state and local income tax purposes.

Waste Connections, Inc.

Nonqualified Deferred Compensation Plan

Master Plan Document

ARTICLE 4

Scheduled Distribution; Unforeseeable Emergencies

4.1	Scheduled Distribution.

(a)	In connection with each election to defer an Annual Deferral Amount for a given Plan Year, a Participant may elect on an Election Form to receive a Scheduled Distribution from the Plan, in the form of a lump sum payment, with respect to all or a portion of that Plan Year’s (i) Annual Deferral Amount, (ii) Company Contribution Amount, and (iii) Company Restoration Matching Amount, and earnings or losses thereon. The Participant must affirmatively make such election for each Plan Year in order to receive a Scheduled Distribution with respect to that Plan Year’s deferrals and contributions (i.e., an election made in one Plan Year will not “evergreen” for any future Plan Year), which election must be made by the deadline(s) set forth in Section 3.3 for making a deferral election in respect to that Plan Year (whether or not the Participant actually makes a deferral election in respect to that Plan Year), and which election, except as provided in Section 4.2, is irrevocable after that deadline has passed. If a Participant does not timely make an affirmative election in respect to a Plan Year, then such Participant shall be deemed to have irrevocably elected not to receive a Scheduled Distribution in respect of that Plan Year. The Scheduled Distribution shall be a lump sum payment in an amount that is equal to the portion of the Annual Deferral Amount, the vested portion of the Company Contribution Amount and the vested portion of the Company Restoration Matching Amount that the Participant elected to have distributed as a Scheduled Distribution, plus amounts credited or debited in the manner provided in Section 3.9 above on that amount, calculated as of the close of business on or around the date on which the Scheduled Distribution becomes payable, as determined by the Committee in its sole discretion.

(b)	Subject to the other terms and conditions of this Plan, each Scheduled Distribution elected shall be paid out during a sixty (60) day period commencing immediately after the first day of any Plan Year designated by the Participant. The Plan Year designated by the Participant must be at least three (3) Plan Years after the end of the Plan Year to which the Participant’s deferral election described in Section 3.3 relates, unless otherwise provided on an Election Form approved by the Committee in its sole discretion. By way of example, if a Scheduled Distribution is elected for Annual Deferral Amounts, Company Contribution Amounts, and Company Restoration Matching Amounts that are earned and/or contributed in the Plan Year commencing January 1, 2004, the Scheduled Distribution would become payable during a sixty (60) day period commencing January 1, 2008. Notwithstanding the language set forth above, the Committee shall, in its sole discretion, adjust the amount distributable as a Scheduled Distribution if any portion of the Company Contribution Amount or Company Restoration Matching Amount is unvested on the Scheduled Distribution Date.

4.2	Postponing Scheduled Distributions. A Participant may elect to postpone any lump sum distribution described in Section 4.1 above, and have such amount paid out during a sixty (60) day period commencing immediately after an allowable alternative distribution date designated by the Participant in accordance with this Section 4.2. In order to make this election, the Participant must submit a new Scheduled Distribution Election Form to the Committee in accordance with the following criteria:

Waste Connections, Inc.

Nonqualified Deferred Compensation Plan

Master Plan Document

(a)	Such Scheduled Distribution Election Form must be submitted to and accepted by the Committee at least twelve (12) months prior to the Participant’s previously designated Scheduled Distribution Date; and

(b)	The new Scheduled Distribution Date selected by the Participant must be the first day of a Plan Year, and must be at least five (5) years after the previously designated Scheduled Distribution Date.

(c)	The election of the new Scheduled Distribution Date shall have no effect until at least twelve (12) months after the date on which the election is made.

4.3	Other Benefits Take Precedence Over Scheduled Distributions. Should a Benefit Distribution Date occur that triggers a benefit under Articles 5, 7, 8, or 9, any Annual Deferral Amount, Company Contribution Amount and/or Company Restoration Matching Amount, plus amounts credited or debited thereon, that are subject to a Scheduled Distribution election under Section 4.1 shall not be paid in accordance with Section 4.1, but shall be paid in accordance with the other applicable Article. Notwithstanding the foregoing, the Committee shall interpret this Section 4.3 in a manner that is consistent with Code Section 409A and related Treasury guidance and Regulations.

4.4	Unforeseeable Emergencies.

(a)	If the Participant experiences an Unforeseeable Emergency, the Participant may petition the Committee to receive a partial or full payout from the Plan, subject to the provisions set forth below.

(b)	The payout, if any, from the Plan shall not exceed the lesser of (i) the Participant’s vested Account Balance, calculated as of the close of business on or around the date on which the amount becomes payable, as determined by the Committee in its sole discretion, or (ii) the amount necessary to satisfy the Unforeseeable Emergency, plus amounts reasonably necessary to pay Federal, state, or local income taxes or penalties reasonably anticipated as a result of the distribution. Notwithstanding the foregoing, a Participant may not receive a payout from the Plan to the extent that the Unforeseeable Emergency is or may be relieved (A) through reimbursement or compensation by insurance or otherwise, (B) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship or (C) by cessation of deferrals under this Plan.

(c)	If the Committee, in its sole discretion, approves a Participant’s petition for payout from the Plan, the Participant shall receive a payout from the Plan within sixty (60) days of the date of such approval, and the Participant’s deferrals under the Plan shall be terminated as of the date of such approval.

(d)	In addition, a Participant’s deferral elections under this Plan shall be terminated to the extent the Committee determines, in its sole discretion, that termination of such Participant’s deferral elections is required pursuant to Treas. Reg. §1.401(k)-1(d)(3) for the Participant to obtain a hardship distribution from an Employer’s 401(k) Plan. If the Committee determines, in its sole discretion, that a termination of the Participant’s deferrals is required in accordance with the preceding sentence, the Participant’s deferrals shall be terminated as soon as administratively practicable following the date on which such determination is made.

Waste Connections, Inc.

Nonqualified Deferred Compensation Plan

Master Plan Document

(e)	Notwithstanding the foregoing, the Committee shall interpret all provisions relating to a payout and/or termination of deferrals under this Section 4.4 in a manner that is consistent with Code Section 409A and related Treasury guidance and Regulations.

ARTICLE 5
Change in Control Benefit

5.1	Change in Control Benefit. The Participant will receive a Change in Control Benefit, which shall be equal to the Participant’s vested Account Balance, calculated as of the close of business on or around the Participant’s Benefit Distribution Date, as selected by the Committee in its sole discretion.

5.2	Payment of Change in Control Benefit. In connection with each election to defer an Annual Deferral Amount for a given Plan Year, a Participant shall elect on an Election Form to receive a Change in Control Benefit from the Plan with respect to all or a portion of that Plan Year’s (i) Annual Deferral Amount, (ii) Company Contribution Amount, and (iii) Company Restoration Matching Amount, and earnings or losses thereon, or to have those amounts remain in the Plan upon the occurrence of a Change in Control and remain subject to the terms and conditions of the Plan. Except as provided in the following sentence, the Participant must affirmatively make such election for each Plan Year (i.e., an election made in one Plan Year will not “evergreen” for any future Plan Year), which election must be made by the deadline(s) set forth in Section 3.3 for making a deferral election in respect to that Plan Year (whether or not the Participant actually makes a deferral election in respect to that Plan Year), and which election is irrevocable after that deadline has passed. If a Participant does not make any election with respect to the payment of the Change in Control Benefit, then such Participant shall be deemed to have elected to receive a Change in Control Benefit upon the occurrence of a Change in Control. The Change in Control Benefit, if any, shall be paid to the Participant in a lump sum no later than sixty (60) days after the Participant’s Benefit Distribution Date. Notwithstanding the foregoing, the Committee shall interpret all provisions in this Plan relating to a Change in Control Benefit in a manner that is consistent with Code Section 409A and related Treasury guidance and Regulations.

ARTICLE 6
Intentionally Omitted

ARTICLE 7
Termination Benefit

7.1	Termination Benefit. A Participant who experiences a Separation from Service shall receive, as a Termination Benefit, his or her vested Account Balance, calculated as of the close of business on or around the Participant’s Benefit Distribution Date, as determined by the Committee in its sole discretion.

Waste Connections, Inc.

Nonqualified Deferred Compensation Plan

Master Plan Document

7.2	Payment of Termination Benefit.

a.	In connection with each election to defer an Annual Deferral Amount for a given Plan Year, a Participant shall elect on an Election Form to receive a Termination Benefit from the Plan, in the form of a lump sum payment or pursuant to an Annual Installment Method of up to 15 years, with respect to all or a portion of that Plan Year’s (i) Annual Deferral Amount, (ii) Company Contribution Amount, and (iii) Company Restoration Matching Amount, and earnings or losses thereon. Except as provided in the following sentence, the Participant must affirmatively make such election for each Plan Year (i.e., an election made in one Plan Year will not “evergreen” for any future Plan Year), which election must be made by the deadline(s) set forth in Section 3.3 for making a deferral election in respect to that Plan Year (whether or not the Participant actually makes a deferral election in respect to that Plan Year), and which election, except as provided in Section 7.2(b), is irrevocable after that deadline has passed. If a Participant does not timely make an affirmative election with respect to the payment of the Termination Benefit in respect of a Plan Year, then such Participant shall be deemed to have irrevocably elected (except as provided in Section 7.2(b)) to receive the Termination Benefit in a lump sum.

b.	A Participant may change the form of payment of the Termination Benefit by submitting an Election Form to the Committee in accordance with the following criteria:

i.	The election to modify the Termination Benefit shall have no effect until at least twelve (12) months after the date on which the election is made; and

ii.	The first Termination Benefit payment shall be delayed at least five (5) years from the Participant’s originally scheduled Benefit Distribution Date described in Section 1.7(a).

For purposes of applying the requirements above, the right to receive the Termination Benefit in installment payments shall be treated as the entitlement to a single payment. The Committee shall interpret all provisions relating to changing the Termination Benefit election under this Section 7.2 in a manner that is consistent with Code Section 409A and related Treasury guidance or Regulations.

The Election Form most recently accepted by the Committee that has become effective shall govern the payout of the Termination Benefit.

c.	The lump sum payment shall be made, or installment payments shall commence, no later than sixty (60) days after the Participant’s Benefit Distribution Date. Remaining installments, if any, shall be paid no later than sixty (60) days after each anniversary of the Participant’s Benefit Distribution Date.

ARTICLE 8
Disability Benefit

8.1	Disability Benefit. Upon a Participant’s Disability, the Participant shall receive a Disability Benefit, which shall be equal to the Participant’s vested Account Balance, calculated as of the close of business on or around the Participant’s Benefit Distribution Date, as selected by the Committee in its sole discretion.

Waste Connections, Inc.

Nonqualified Deferred Compensation Plan

Master Plan Document

8.2	Payment of Disability Benefit. The Disability Benefit shall be paid to the Participant in a lump sum payment no later than sixty (60) days after the Participant’s Benefit Distribution Date.

ARTICLE 9
Death Benefits

9.1	Death Benefit. The Participant’s Beneficiary(ies) shall receive a Death Benefit upon the Participant’s death which will be equal to the Participant’s vested Account Balance, calculated as of the close of business on or around the Participant’s Benefit Distribution Date, as selected by the Committee in its sole discretion.

9.2	Payment of Death Benefit. The Death Benefit shall be paid to the Participant’s Beneficiary(ies) in a lump sum payment no later than sixty (60) days after the Participant’s Benefit Distribution Date.

9.3	Supplemental Survivor Benefit. If a Participant dies prior to undergoing a Separation From Service during any Plan Year for which the Participant has made an election to defer any portion of his or her Base Salary, then, in addition to the Death Benefit, his or her Beneficiary(ies) shall receive a taxable survivor benefit in an amount determined from time to time by the Committee. Notwithstanding the foregoing, to be eligible for the Supplemental Survivor Benefit, the Participant must at least be insurable at standard rates at the time the Participant makes the election to defer his or her Base Salary for such Plan Year.

9.4	Payment of Supplemental Survivor Benefit. The Supplemental Survivor Benefit shall be paid to the Participant’s Beneficiary(ies) in a lump sum payment no later than sixty (60) days after the Participant’s Benefit Distribution Date.

ARTICLE 10
Beneficiary Designation

10.1	Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

10.2	Beneficiary Designation; Change; Spousal Consent. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee’s rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary, the Committee may, in its sole discretion, determine that spousal consent is required to be provided in a form designated by the Committee, executed by such Participant’s spouse and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

Waste Connections, Inc.

Nonqualified Deferred Compensation Plan

Master Plan Document

10.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.

10.4	No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 10.1, 10.2, and 10.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate.

10.5	Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant’s Employer to withhold such payments until this matter is resolved to the Committee’s satisfaction.

10.6	Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant’s Plan Agreement shall terminate upon such full payment of benefits.

ARTICLE 11
Termination of Plan, Amendment or Modification

11.1	Termination of Plan. Although each Employer anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that any Employer will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, each Employer reserves the right to Terminate the Plan (as defined in Section 1.43). Following a Termination of the Plan, Participant Account Balances shall remain in the Plan until the Participant becomes eligible for the benefits provided in Articles 4, 5, 7, 8 or 9 in accordance with the provisions of those Articles. The Termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination. Notwithstanding the foregoing, to the extent permissible under Code Section 409A and related Treasury guidance or Regulations, during the thirty (30) days preceding or within twelve (12) months following a Change in Control an Employer shall be permitted to (i) terminate the Plan by action of its board of directors, and (ii) distribute the vested Account Balances to Participants in a lump sum no later than twelve (12) months after the Change in Control, provided that all other substantially similar arrangements sponsored by such Employer are also terminated and all balances in such arrangements are distributed within twelve (12) months of the termination of such arrangements.

11.2	Amendment.

(a)	Any Employer may, at any time, amend or modify the Plan in whole or in part with respect to that Employer. Notwithstanding the foregoing, (i) no amendment or modification shall be effective to decrease the value of a Participant’s vested Account Balance in existence at the time the amendment or modification is made, (ii) no amendment or modification shall be effective to change a deferral election or distribution election of a Participant that has been submitted to, and accepted by the Committee, prior to the time the amendment or modification is made without the consent of the Participant, and (iii) no amendment or modification of this Section 11.2 or Section 12.2 of the Plan shall be effective.

Waste Connections, Inc.

Nonqualified Deferred Compensation Plan

Master Plan Document

(b)	Notwithstanding the foregoing, in the event that the Company determines that any provision of the Plan may cause amounts deferred under the Plan to become immediately taxable to any Participant under Code Section 409A, and related Treasury guidance or Regulations, the Company may (i) adopt such amendments to the Plan and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company determines necessary or appropriate to preserve the intended tax treatment of the Plan benefits provided by the Plan and/or (ii) take such other actions as the Company determines necessary or appropriate to comply with the requirements of Code Section 409A, and related Treasury guidance or Regulations.

11.3	Plan Agreement. Despite the provisions of Sections 11.1 and 11.2 above, if a Participant’s Plan Agreement contains benefits or limitations that are not in this Plan document, the Employer may only amend or terminate such provisions with the written consent of the Participant.

11.4	Effect of Payment. The full payment of the Participant’s vested Account Balance under Articles 4, 5, 7, 8, or 9 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan, and the Participant’s Plan Agreement shall terminate.

ARTICLE 12
Administration

12.1	Committee Duties. Except as otherwise provided in this Article 12, this Plan shall be administered by a Committee, which shall consist of the Board, or such committee as the Board shall appoint. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself, but shall not be prohibited from voting or acting on any matter in which such individual’s interest is affected in the same manner as other Participants generally. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

Waste Connections, Inc.

Nonqualified Deferred Compensation Plan

Master Plan Document

12.2	Administration Upon Change In Control. For purposes of this Plan, the Committee shall be the “Administrator” at all times prior to the occurrence of a Change in Control. Within one hundred and twenty (120) days following a Change in Control, an independent third party “Administrator” may be selected by the individual who, immediately prior to the Change in Control, was the Company’s Chief Executive Officer or, if not so identified, the Company’s highest ranking officer (the “Ex-CEO”), and approved by the Trustee. The Committee, as constituted prior to the Change in Control, shall continue to be the Administrator until the earlier of (i) the date on which such independent third party is selected and approved, or (ii) the expiration of the one hundred and twenty (120) day period following the Change in Control. If an independent third party is not selected within one hundred and twenty (120) days of such Change in Control, the Committee, as described in Section 12.1 above, shall be the Administrator. The Administrator shall have the discretionary power to determine all questions arising in connection with the administration of the Plan and the interpretation of the Plan and Trust including, but not limited to benefit entitlement determinations; provided, however, upon and after the occurrence of a Change in Control, the Administrator shall have no power to direct the investment of Plan or Trust assets or select any investment manager or custodial firm for the Plan or Trust. Upon and after the occurrence of a Change in Control, the Company must: (1) pay all reasonable administrative expenses and fees of the Administrator; (2) indemnify the Administrator against any costs, expenses and liabilities including, without limitation, attorney’s fees and expenses arising in connection with the performance of the Administrator hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Administrator or its employees or agents; and (3) supply full and timely information to the Administrator on all matters relating to the Plan, the Trust, the Participants and their Beneficiaries, the Account Balances of the Participants, the date and circumstances of the Disability, death or Separation from Service of the Participants, and such other pertinent information as the Administrator may reasonably require. Upon and after a Change in Control, the Administrator may be terminated (and a replacement appointed) by the Trustee only with the approval of the Ex-CEO. Upon and after a Change in Control, the Administrator may not be terminated by the Company.

12.3	Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

12.4	Binding Effect of Decisions. The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

12.5	Indemnity of Committee. All Employers shall indemnify and hold harmless the members of the Committee, any Employee to whom the duties of the Committee may be delegated, and the Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members, any such Employee or the Administrator.

12.6	Employer Information. To enable the Committee and/or Administrator to perform its functions, the Company and each Employer shall supply full and timely information to the Committee and/or Administrator, as the case may be, on all matters relating to the compensation of its Participants, the date and circumstances of the Disability, death or Separation from Service of its Participants, and such other pertinent information as the Committee or Administrator may reasonably require.

Waste Connections, Inc.

Nonqualified Deferred Compensation Plan

Master Plan Document

ARTICLE 13
Other Benefits and Agreements

13.1	Coordination with Other Benefits. The benefits provided for a Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant’s Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

ARTICLE 14
Claims Procedures

14.1	Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

14.2	Notification of Decision. The Committee shall consider a Claimant’s claim within a reasonable time, but no later than ninety (90) days after receiving the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. The Committee shall notify the Claimant in writing:

(a)	that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b)	that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i)	the specific reason(s) for the denial of the claim, or any part of it;

(ii)	specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)	a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

(iv)	an explanation of the claim review procedure set forth in Section 14.3 below; and

(v)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

Waste Connections, Inc.

Nonqualified Deferred Compensation Plan

Master Plan Document

14.3	Review of a Denied Claim. On or before sixty (60) days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. The Claimant (or the Claimant’s duly authorized representative):

(a)	may, upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits;

(b)	may submit written comments or other documents; and/or

(c)	may request a hearing, which the Committee, in its sole discretion, may grant.

14.4	Decision on Review. The Committee shall render its decision on review promptly, and no later than sixty (60) days after the Committee receives the Claimant’s written request for a review of the denial of the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial sixty (60) day period. In no event shall such extension exceed a period of sixty (60) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. In rendering its decision, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)	specific reasons for the decision;

(b)	specific reference(s) to the pertinent Plan provisions upon which the decision was based;

(c)	a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits; and

(d)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).

14.5	Legal Action. A Claimant’s compliance with the foregoing provisions of this Article 14 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan.

ARTICLE 15
Trust

15.1	Establishment of the Trust. In order to provide assets from which to fulfill its obligations to the Participants and their Beneficiaries under the Plan, the Company shall establish a trust by a trust agreement with a third party, the trustee, to which each Employer may, in its discretion, contribute cash or other property, including securities issued by the Company, to provide for the benefit payments under the Plan, (the “Trust”).

15.2	Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan.

Waste Connections, Inc.

Nonqualified Deferred Compensation Plan

Master Plan Document

15.3	Distributions From the Trust. Each Employer’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer’s obligations under this Plan.

ARTICLE 16
Miscellaneous

16.1	Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted (i) to the extent possible in a manner consistent with that intent, and (ii) in accordance with Code Section 409A and related Treasury guidance and Regulations.

16.2	Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any specific property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer’s assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

16.3	Employer’s Liability. An Employer’s liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

16.4	Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

16.5	Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer, either as an Employee or a Director, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

Waste Connections, Inc.

Nonqualified Deferred Compensation Plan

Master Plan Document

16.6	Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

16.7	Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

16.8	Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

16.9	Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Delaware without regard to its conflicts of laws principles. Venue shall lie in Wilmington, Delaware.

16.10	Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Waste Connections, Inc.
Attn: Patrick J. Shea, Senior Vice President, General Counsel and Secretary
3 Waterway Square Place, Suite 110
The Woodlands, TX 77380

Copy to: Worthing Jackman, Executive Vice President and Chief Financial Officer
(at same address)

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

16.11	Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant’s Employer and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

16.12	Spouse’s Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

16.13	Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

Waste Connections, Inc.

Nonqualified Deferred Compensation Plan

Master Plan Document

16.14	Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

16.15	Court Order. The Committee is authorized to comply with any court order in any action in which the Plan or the Committee has been named as a party, including any action involving a determination of the rights or interests in a Participant’s benefits under the Plan. Notwithstanding the foregoing, the Committee shall interpret this provision in a manner that is consistent with Code Section 409A and other applicable tax law. In addition, if necessary to comply with a qualified domestic relations order, as defined in Code Section 414(p)(1)(B), pursuant to which a court has determined that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan, the Committee, in its sole discretion, shall have the right to immediately distribute the spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to such spouse or former spouse.

16.16	Distribution in the Event of Income Inclusion Under 409A. If any portion of a Participant’s Account Balance under this Plan is required to be included in income by the Participant prior to receipt due to a failure of this Plan to meet the requirements of Code Section 409A and related Treasury guidance or Regulations, the Participant may petition the Committee or Administrator, as applicable, for a distribution of that portion of his or her Account Balance that is required to be included in his or her income. Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Participant’s Employer shall distribute to the Participant immediately available funds in an amount equal to the portion of his or her Account Balance required to be included in income as a result of the failure of the Plan to meet the requirements of Code Section 409A and related Treasury guidance or Regulations, which amount shall not exceed the Participant’s unpaid vested Account Balance under the Plan. If the petition is granted, such distribution shall be made within ninety (90) days of the date when the Participant’s petition is granted. Such a distribution shall affect and reduce the Participant’s benefits to be paid under this Plan.

16.17	Deduction Limitation on Benefit Payments. If an Employer reasonably anticipates that the Employer’s deduction with respect to any distribution from this Plan would be limited or eliminated by application of Code Section 162(m), then to the extent deemed necessary by the Employer to ensure that the entire amount of any distribution from this Plan is deductible, the Employer may delay payment of any amount that would otherwise be distributed from this Plan. Any amounts for which distribution is delayed pursuant to this Section shall continue to be credited/debited with additional amounts in accordance with Section 3.9 above. The delayed amounts (and any amounts credited thereon) shall be distributed to the Participant (or his or her Beneficiary in the event of the Participant’s death) at the earliest date the Employer reasonably anticipates that the deduction of the payment of the amount will not be limited or eliminated by application of Code Section 162(m).

Waste Connections, Inc.

Nonqualified Deferred Compensation Plan

Master Plan Document

16.18	Insurance. The Employers, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

Waste Connections, Inc.

Nonqualified Deferred Compensation Plan

Master Plan Document

IN WITNESS WHEREOF, the Company has signed this Plan document effective as of December 1, 2014.

“Company”
Waste Connections, Inc., a Delaware corporation

By:	/s/ Worthing F. Jackman
Title:	Executive Vice President and Chief Financial Officer

Waste Connections, Inc.

Nonqualified Deferred Compensation Plan

Master Plan Document

APPENDIX A

LIMITED TRANSITION RELIEF MADE AVAILABLE IN ACCORDANCE WITH CODE SECTION 409A AND RELATED TREASURY GUIDANCE AND REGULATIONS

Unless otherwise provided below, the capitalized terms below shall have the same meaning as provided in the Plan.

1.	Opportunity to Make New Distribution Elections. Notwithstanding the required deadline for the submission of an initial distribution election described in Articles 4 and 5, the Committee may, as permitted by Code Section 409A and related Treasury guidance or Regulations, provide a limited period in which Participants may make new distribution elections by submitting an Election Form on or before the deadline established by the Committee, which in no event shall be later than December 31, 2006. Any distribution election made in accordance with the requirements established by the Committee, pursuant to this section, shall not be treated as a change in the form or timing of a Participant’s benefit payment for purposes Code Section 409A or the Plan.

The Committee shall interpret all provisions relating to an election submitted in accordance with this section in a manner that is consistent with Code Section 409A and related Treasury guidance or Regulations. If any distribution election submitted in accordance with this section either (i) relates to payments that a Participant would otherwise receive in 2006, or (ii) would cause payments to be made in 2006, such election shall not be effective.

-31-